Exhibit 99.1

Houston Wire & Cable Company Reports Results for the Quarter Ended March 31, 2017

HOUSTON, May 10, 2017 (GLOBE NEWSWIRE) -- Houston Wire & Cable Company (NASDAQ:HWCC) (the “Company”) announced operating results for the first quarter ended March 31, 2017.

Selected quarterly results were:

  Sales of $78.7 million up 21.6% from the first quarter of 2016
  Sequential sales increased 13.7%
  Organic sales, excluding Vertex,  increased 9.6% from the first quarter of 2016
  Net loss from operations of $(0.5) million
  Diluted EPS of $(0.03)

First Quarter Summary
Jim Pokluda, President and Chief Executive Officer commented, “Market conditions appear to be improving as we experienced increasing activity levels in each of the three months compared to prior year levels. This manifested itself in higher invoice counts which rose (excluding Vertex) by 7%. Sales levels in the month of March (excluding Vertex) reached their highest per day level since October 2015. Sales increased 21.6% over the prior period and 9.6% excluding Vertex. We estimate that when adjusted for the fluctuation in metal prices, sales for 2017 when compared to sales on a pro-forma basis to include Vertex in the comparable prior year period were up 5.5%. We estimate our project business, which targets end markets encompassing Utility Power Generation and Environmental Compliance, Engineering & Construction, Industrials, and Mechanical Wire Rope, decreased 31%, or approximately 34% on a metals adjusted basis, from 2016. Maintenance, Repair, and Operations (MRO) increased 21%, or approximately 18% when adjusted for metals, from the first quarter of 2016.

Gross margin at 21.5% increased 80 basis points from the first quarter of 2016, primarily due to the impact of higher margins generated by Vertex, improving market conditions, and the higher metals prices. Overall, however, market conditions remain extremely competitive and it is difficult to discern any clear pricing trends. Operating expenses at $17.2 million increased 27.9% or $3.7 million from Q1 2016 mainly due to the inclusion of the operating expenses of Vertex, overall higher operating expenses, and costs incurred with the Vertex integration.

Interest expense of $0.5 million was up $0.3 million from $0.2 million in the prior year period, due primarily to the additional debt to purchase Vertex. In addition, average interest rates increased to 2.6% in 2017 from 1.7% in 2016.

The results of operations produced a net loss of $0.5 million, compared to a net loss of $0.2 million in the prior year period.

Mr. Pokluda further commented “We are still not seeing the level of large project activity that we need to generate acceptable returns to our shareholders. However, I am pleased that MRO activity, which includes contributions from product line expansion targeting the commercial market, and higher oil and gas related business has improved.  I am also pleased with the ongoing integration of Vertex and our efforts to improve its sales through improved regional inventory profiles, distribution discipline and more aggressive selling efforts. We continue to focus our attention on superior customer service, improving our working capital investment and the level of operating expenses.”

Conference Call
The Company will host a conference call to discuss first quarter results on Wednesday, May 10, 2017 at 10:00 a.m., C.T.  Hosting the call will be James Pokluda, President and Chief Executive Officer, and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company’s website www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until May 17, 2017.

Replay, Toll-Free #: 855-859-2056
Replay, Toll #: 404-537-3406
Conference ID # 10566662

About the Company
With over 40 years’ experience in the industry, Houston Wire & Cable Company, an industrial distributor, is a large provider of industrial products in the U.S market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the United States.

Standard stock items available for immediate delivery include continuous and interlocked armor cable; instrumentation cable; medium voltage cable; high temperature wire; portable cord; power cable; primary and secondary aluminum distribution cable; private branded products, including LifeGuard™, a low-smoke, zero-halogen cable; mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings; corrosion resistant fasteners, hose clamps, and rivets.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized online ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company’s Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company’s website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements

HOUSTON WIRE & CABLE COMPANY
Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Accounts receivable, net	$51,469	$44,677
Inventories, net	80,308	79,783
Income taxes	2,055	1,948
Prepaids	1,201	570
Total current assets	135,033	126,978

Property and equipment, net	11,589	11,261
Intangible assets, net	12,860	13,378
Goodwill	22,629	22,770
Deferred income taxes	1,049	892
Other assets	504	591
Total assets	$183,664	$175,870

Liabilities and stockholders' equity
Current liabilities:
Book overdraft	$818	$3,181
Trade accounts payable	8,630	8,406
Accrued and other current liabilities	11,977	13,248
Total current liabilities	21,425	24,835

Debt	71,849	60,388
Other long term obligations	461	516
Total liabilities	93,735	85,739

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized: 20,988,952 shares issued: 16,501,791 and 16,457,525 outstanding at March 31, 2017 and December 31, 2016, respectively	21	21
Additional paid-in-capital	53,454	53,824
Retained earnings	97,097	97,550
Treasury stock	(60,643)	(61,264)
Total stockholders' equity	89,929	90,131
Total liabilities and stockholders' equity	$183,664	$175,870

HOUSTON WIRE & CABLE COMPANY
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2017	2016

Sales	$78,709	$64,711
Cost of sales	61,778	51,312
Gross profit	16,931	13,399

Operating expenses:
Salaries and commissions	8,844	6,909
Other operating expenses	7,477	5,837
Depreciation and amortization	860	692
Total operating expenses	17,181	13,438

Operating loss	(250)	(39)
Interest expense	450	175
Loss before income taxes	(700)	(214)
Income tax benefit	(247)	(30)
Net loss	$(453)	$(184)

Loss per share:
Basic	$(0.03)	$(0.01)
Diluted	$(0.03)	$(0.01)
Weighted average common shares outstanding:
Basic	16,241,215	16,481,122
Diluted	16,241,215	16,481,122

Dividends declared per share	$—	$0.06

HOUSTON WIRE & CABLE COMPANY
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2017	2016

Operating activities
Net loss	$(453)	$(184)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	860	692
Amortization of unearned stock compensation	275	209
Provision for inventory obsolescence	27	166
Deferred income taxes	(16)	(205)
Other non-cash items	29	30
Changes in operating assets and liabilities:
Accounts receivable	(6,810)	3,153
Inventories	(552)	5,175
Book overdraft	(2,363)	(2,115)
Trade accounts payable	224	1,457
Accrued and other current liabilities	(981)	(729)
Prepaids	(631)	(551)
Income taxes	(107)	186
Other operating activities	21	302
Net cash (used in) provided by operating activities	(10,477)	7,586

Investing activities
Expenditures for property and equipment	(930)	(337)
Net cash used in investing activities	(930)	(337)

Financing activities
Borrowings on revolver	81,991	61,842
Payments on revolver	(70,530)	(67,383)
Payment of dividends	(30)	(989)
Purchase of treasury stock/stock surrendered on vested awards	(24)	(719)
Net cash provided by (used in) financing activities	11,407	(7,249)

Net change in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

CONTACT:
Nicol G. Graham
Chief Financial Officer
Direct:  713.609.2125
Fax:  713.609.2168
ngraham@houwire.com